SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                                 August 6, 2001
 -------------------------------------------------------------------------------
                (Date of Report, date of earliest event reported)



                               TREMONT CORPORATION
 -------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



    Delaware                 1-10126                   76-0262791
 -------------------------------------------------------------------------------
 (State or other           (Commission                (IRS Employer
  jurisdiction of           File Number)               Identification
  incorporation)                                       Number)


   1999 Broadway, Suite 4300, Denver, CO                80202
 -------------------------------------------------------------------------------
  (Address of principal executive offices)            (Zip Code)



                                 (303) 296-5600
 -------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
 -------------------------------------------------------------------------------
             (Former name or address, if changed since last report)

Item 5:  Other Events

     On July 31, 2001 the Registrant issued the press release attached hereto as
Exhibit 99.1, which is incorporated herein by reference. The press release relates to an announcement by Registrant regarding Registrant's 2nd quarter financial results for 2001.



Item 7:      Financial Statements, Pro Forma Financial Information and Exhibits

       (c)   Exhibits

             Item No.    Exhibit List
             ----------- -------------------------------------------------------

             99.1        Press release dated July 31, 2001 issued by Registrant.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   TREMONT CORPORATION
                                   (Registrant)




                                   By: /s/ Robert E. Musgraves
                                       -------------------------------
                                   Robert E. Musgraves
                                   Vice President, General Counsel
                                   and Secretary




Date: August 6, 2001

                                                                    Exhibit 99.1
                                  PRESS RELEASE


FOR IMMEDIATE RELEASE:                                CONTACT:

Tremont Corporation                                   Mark A. Wallace
1999 Broadway, Suite 4300                             Vice President and
Denver, Colorado 80202                                  Chief Financial Officer
                                                      (303) 296-5615


                     TREMONT REPORTS SECOND QUARTER RESULTS

     DENVER, COLORADO . . . July 31, 2001 . . . Tremont Corporation (NYSE: TRE) reported net income for the second quarter of 2001 of $11.4 million, or $1.74 per diluted share, compared to net income of $5.1 million, or $.80 per diluted share, for the same quarter in 2000.

     The Company's equity in earnings of 39%-owned TIMET was $12.9 million in the second quarter of 2001 compared to a loss of $2.1 million in the second quarter of 2000. TIMET reported a loss before special items for the second quarter of 2001 of $2.3 million compared to a loss before special items in the second quarter of 2000 of $10.1 million. TIMET's net income for the second quarter of 2001 was $29.6 million compared to a net loss of $9.5 million for the same quarter of 2000. As previously reported, TIMET reached a settlement in April 2001 of the litigation between TIMET and Boeing related to the parties' 1997 long term purchase and supply agreement. TIMET's results for the second quarter of 2001 include pretax income related to the Boeing settlement of $62.7 million.

     TIMET's sales of $120.0 million in the second quarter of 2001 were 10% higher than the year-ago period. This resulted principally from the net effects of a 5% increase in mill product sales volume, a 3% decrease in mill product selling prices (expressed in U.S. dollars using actual foreign currency exchange rates prevailing during the respective periods) and changes in product mix. In billing currencies (which exclude the effects of foreign currency translation), mill product selling prices decreased 1%. Melted product (ingot and slab) sales volume increased 15% and melted product selling prices increased 4% from year-ago levels. As compared to the first quarter of 2001, sales were slightly lower reflecting a 4% decrease in mill product sales volume, a 1% increase in mill product selling prices (expressed in U.S. dollars), and changes in product mix. In billing currencies, mill product selling prices increased 2%. Melted product sales volume in the second quarter of 2001 increased 1% compared to the first quarter of 2001, while selling prices increased 2%. TIMET's backlog at June 30, 2001 was approximately $300 million, compared to $290 million at March 31, 2001 and $160 million at June 30, 2000.

     TIMET recently completed a study of certain manufacturing assets and determined that such assets have been impaired. Accordingly, TIMET recorded a pretax impairment charge of $10.8 million in the second quarter of 2001. TIMET also completed an assessment to estimate the range of loss it might incur in connection with the previously reported tungsten matter. As a result, TIMET recorded an additional estimated pretax charge of $2.8 million in the second quarter of 2001 related to this matter.

     The Company's equity in earnings of 20%-owned NL Industries was $4.1 million in the second quarter of 2001 compared to $11.9 million for the same quarter of 2000. NL Industries reported net income of $25.4 million in the second quarter of 2001 compared to net income of $63.4 million in the second quarter of 2000. Operating income of NL's titanium dioxide pigments business in the second quarter of 2001 decreased 28% to $45.2 million compared to $62.7 million in the second quarter of 2000. The decrease in operating income is primarily due to lower sales and production volumes, partially offset by slightly higher average selling prices in billing currencies. NL's average selling price in billing currencies (which excludes the effects of foreign currency translation) during the second quarter of 2001 was slightly higher than the second quarter of 2000 and 2% lower than the first quarter of 2001. Compared to the first quarter of 2001, prices in billing currencies were lower in all major markets. NL's second quarter 2001 average selling price expressed in U.S. dollars, computed using actual foreign currency exchange rates prevailing during the respective periods, was 2% lower than the second quarter of 2000 and 4% lower than the first quarter of 2001.

     NL's second quarter 2001 sales volume decreased 13% from the second quarter of 2000 and increased 1% from the first quarter of 2001. Sales volume in the second quarter of 2001 was lower in all major markets compared to the second quarter of 2000. Second quarter 2001 production volume was 10% lower than the comparable 2000 period with operating rates at 87% in the second quarter of 2001 compared to near full capacity in the second quarter of 2000. The lower production volume was primarily related to lost sulfate-process production at NL's Leverkusen facility.

     NL's results for the second quarter of 2000 included a $27.5 million net-of-tax gain from an insurance settlement. During the second quarter of 2001, NL's insurance carriers approved payment of $10.5 million as a partial payment for property damage costs and business interruption losses caused by the Leverkusen fire. Five million dollars of this payment represented partial compensation for business interruption losses which was recorded as a reduction of cost of sales to offset unallocated period costs that resulted from lost production. The remaining $5.5 million represented property damage recoveries against which NL recorded $3.6 million of expenses related to destroyed asset write-offs and related clean-up costs, resulting in a net gain of $1.9 million.

     The Company's equity in earnings (loss) of other joint ventures principally represents earnings (losses) from its real estate development partnership.
Corporate expenses increased in the second quarter of 2001 compared to the second quarter of 2000 primarily due to an increase in compensation related expenses. The Company's effective income tax rate for the second quarter of 2001 varies from the expected tax rate in part because a portion of the Company's equity in earnings of NL are tax-free to the extent the Company receives dividends from NL. The Company's effective income tax rate also varies due to a reduction in its deferred tax asset valuation allowance resulting from recognition of certain deductible differences associated with the Company's investment in TIMET that previously did not meet the "more-likely-than-not" recognition criteria.

     The statements contained in this release relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "may," "will," "looks," "should," "could," "anticipates," "expects" or comparable terminology or by discussions of strategy or trends. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly affect expected results. Actual future results could differ materially from those described in such forward-looking statements, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are risks and uncertainties including, but not limited to, the cyclicality of TIMET's and NL's businesses, the sensitivity of TIMET's and NL's businesses to global industry capacity, the performance of aerospace manufacturers under their long-term purchase agreements with TIMET, the difficulty in forecasting demand for titanium products, global economic and political conditions, changes in product pricing and costs, the impact of long-term contracts with vendors on the ability to reduce or increase supply or achieve lower costs, operating interruptions, fluctuations in currency exchange rates, customer inventory levels, competitive technology positions, control by certain stockholders and possible conflicts of interest, uncertainties associated with new product development, the supply of raw materials and services, changes in raw material and other operating costs (including energy costs), recoveries from insurance claims and the timing thereof, the ultimate resolution of pending or possible future litigation and legislative developments and other risks and uncertainties included in the Company's filings with the Securities and Exchange Commission. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. The Company assumes no duty to update any forward-looking statements.

     Tremont, headquartered in Denver, Colorado, is principally a holding company with operations in the titanium metals business, conducted through TIMET, in the titanium dioxide pigments business, conducted through NL, and in real estate development, conducted through The Landwell Company.


                                    o o o o o




                               TREMONT CORPORATION

                       SUMMARY OF CONSOLIDATED OPERATIONS

                      (In millions, except per share data)
                                   (Unaudited)

                                                           Three months ended                 Six months ended
                                                                June 30,                          June 30,
                                                      ------------------------------    ------------------------------
                                                          2001             2000             2001             2000
                                                          ----             ----             ----             ----

Equity in earnings (loss) of:
   TIMET                                              $     12.9       $     (2.1)      $     13.0       $     (6.1)
   NL Industries                                             4.1             11.9             10.2             15.8
   Other                                                     (.2)             -                 .5               .3
                                                      -------------    -------------    -------------    -------------
                                                            16.8              9.8             23.7             10.0
Corporate expenses, net                                      4.6               .7              5.2              1.3
Interest expense                                              .3               .3               .6               .6
                                                      -------------    -------------    -------------    -------------

   Income before taxes and minority
     interest                                               11.9              8.8             17.9              8.1

Income tax expense                                            .5              3.7              1.9              4.5
Minority interest                                            -                -                -                 .1
                                                      -------------    -------------    -------------    -------------

   Income before extraordinary item                         11.4              5.1             16.0              3.5

Equity in extraordinary loss of TIMET-
   early extinguishment of debt                              -                -                -                (.3)
                                                      -------------    -------------    -------------    -------------

   Net income                                         $     11.4       $      5.1       $     16.0       $      3.2
                                                      =============    =============    =============    =============

Earnings per share:
   Basic:
     Before extraordinary item                        $     1.84       $     0.81       $     2.57       $     0.56
     Extraordinary item                                     -                -                -                (.06)
                                                      -------------    -------------    -------------    -------------
                                                      $     1.84       $     0.81       $     2.57       $     0.50
                                                      =============    =============    =============    =============

   Diluted:
     Before extraordinary item                        $     1.74       $     0.80       $     2.54       $     0.55
     Extraordinary item                                     -                -                -                (.05)
                                                      -------------    -------------    -------------    -------------
                                                      $     1.74       $     0.80       $     2.54       $     0.50
                                                      =============    =============    =============    =============

Weighted average shares outstanding:
   Common shares                                             6.2              6.3              6.2              6.3
   Diluted shares                                            6.3              6.3              6.3              6.4
